UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 10, 2021

Date of Report (Date of earliest event reported)

Vontier Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39483	84-2783455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5438 Wade Park Blvd Suite 600 Raleigh, North Carolina	27607
(Address of principal executive offices)	(Zip Code)

(984) 275-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2021, Vontier Corporation (the “Company”) completed its previously announced private unregistered offering of $500 million aggregate principal amount of 1.800% Senior Notes due 2026 (the “2026 Notes”), $500 million aggregate principal amount of 2.400% Senior Notes due 2028 (the “2028 Notes”) and $600 million aggregate principal amount of 2.950% Senior Notes due 2031 (the “2031 Notes” and, together with the 2026 Notes and the 2028 Notes, the “Notes”). The Notes are fully and unconditionally guaranteed (the “Guarantees”), on a joint and several basis, by two of the Company’s wholly-owned subsidiaries (the “Guarantors”). The Notes and the Guarantees were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

The Notes and the Guarantees are the Company’s and the Guarantors’ general senior unsecured obligations, respectively, and (i) rank without preference or priority among themselves and equally in right of payment with all of the Company’s and the Guarantors’ existing and any future unsecured and unsubordinated indebtedness (including the Company’s Credit Agreement (as defined below)); (ii) are senior in right of payment to any existing and future indebtedness that is subordinated to the Notes; (iii) are effectively subordinated to all of the Company’s or the Guarantors’ existing and future secured indebtedness, in each case, to the extent of the assets securing such indebtedness; and (iv) are structurally subordinated to all existing and any future indebtedness and any other liabilities of the Company’s subsidiaries that are not Guarantors of the Notes.

In connection with the offering of the Notes, the Guarantors of the Notes became guarantors under the Company’s Credit Agreement, dated as of September 29, 2020, with Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Lenders party thereto (the “Credit Agreement”).

The Notes were issued under an Indenture (the “Indenture”), dated as of March 10, 2021, by and among the Company, the Guarantors, and Wilmington Trust, N.A., as trustee (the “Trustee”). The Indenture provides, among other things, that the 2026 Notes will bear interest at a rate of 1.800% per year, the 2028 Notes will bear interest at a rate of 2.400% per year and the 2031 Notes will bear interest at a rate of 2.950% per year, payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2021, and that the 2026 Notes will mature on April 1, 2026, the 2028 Notes will mature on April 1, 2028 and the 2031 Notes will mature on April 1, 2031, unless earlier redeemed or repurchased by the Company.

The Notes are subject to customary covenants restricting the Company’s and its subsidiaries’ ability, subject to certain exceptions, to incur debt secured by liens or to enter into sale and leaseback transactions and restricting the Company’s and any Guarantor’s ability to merge or consolidate with another entity or sell substantially all of its assets to another person. The Indenture contains customary events of default. In case of certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries, 100% of the principal of, and accrued and unpaid interest, if any, on all of the then outstanding Notes will automatically become due and payable. In the case of any other event of default, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the Notes to be due and payable immediately.

At any time prior to March 1, 2026 (the “2026 Notes Par Call Date”), in the case of the 2026 Notes, at any time prior to February 1, 2028 (the “2028 Notes Par Call Date”), in the case of the 2028 Notes, and at any time prior to January 1, 2031 (the “2031 Notes Par Call Date” and, collectively with the 2026 Notes Par Call Date and the 2028 Notes Par Call Date, each a “Par Call Date”), in the case of the 2031 Notes, the Company may, at is option, redeem some or all of the applicable series of Notes at a redemption price equal to 100% of the principal amount of such series of Notes bring redeemed, plus a “make-whole” premium

(as described in the Indenture), plus accrued and unpaid interest to, but not including, the applicable redemption date. On or after the applicable Par Call Date, the Company may, at its option, redeem the applicable series of Notes at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the date of redemption.

Upon the occurrence of certain change of control triggering events (as described in the Indenture), the Company will be required to make an offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Notes and the Guarantees have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

In connection with the offering of the Notes, on March 10, 2021, the Company, the Guarantors and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers listed therein, entered in a Registration Rights Agreement relating to the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and, if applicable, the Guarantors have agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Exchange Offer Registration Statement”) relating to an offer to exchange the Notes for new SEC-registered notes (the “Exchange Notes”) containing terms substantially identical to the Notes (except that the transfer restrictions on the Exchange Notes will be modified or eliminated and there will be no registration rights). In the event that the Company and, if applicable, the Guarantors are not permitted to file the Exchange Offer Registration Statement or to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy or, in certain other circumstances, including if for any reason the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 365th day after the closing date of the offering of the Notes, the Company and, if applicable, the Guarantors will file with the SEC a shelf registration statement with respect to resales of the Notes by the holders thereof. Pursuant to the Registration Rights Agreement, the interest rate on the Notes is subject to increase under certain circumstances during any period in which the Company and, if applicable, the Guarantors are not in compliance with their obligations under the Registration Rights Agreement.

The foregoing descriptions of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Indenture, the Form of Global 1.800% Note due 2026, the Form of Global 2.400% Note due 2028, the Form of Global 2.950% Note due 2031 and the Registration Rights Agreement, copies of which are filed as Exhibit 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of March 10, 2021, among the Company, the guarantors party thereto and Wilmington Trust, N.A.

4.2	Form of Global 1.800% Note due 2026 (included in Exhibit 4.1)

4.3	Form of Global 2.400% Note due 2028 (included in Exhibit 4.1)

4.4	Form of Global 2.950% Note due 2031 (included in Exhibit 4.1)

10.1	Registration Rights Agreement, dated as of March 10, 2021, among the Company, the guarantors party thereto and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION (Registrant)

Date: March 10, 2021	By:	/s/ Courtney Kamlet
Courtney Kamlet
Vice President — Assistance General Counsel and Corporate
Secretary